Exhibit 99.1

News Release

Trustmark Corporation Announces 2015 Financial Results

JACKSON, Miss. – January 26, 2016 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $27.9 million in the fourth quarter of 2015, which represented diluted earnings per share of $0.41.  For the full year, Trustmark’s net income totaled $116.0 million, which represented diluted earnings per share of $1.71, and produced a return on average tangible equity of 11.36% and a return on average assets of 0.95%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2016, to shareholders of record on March 1, 2016.

Fourth Quarter Highlights
●	Loans held for investment increased $299.7 million, or 4.4%, from the prior quarter and $641.9 million, or 10.0%, from the comparable period one year earlier
●	Credit quality remained solid; nonperforming assets declined 8.7% and 22.9% from the prior quarter and year-over-year, respectively
●	Net interest income (FTE) excluding acquired loans in the fourth quarter totaled $92.2 million, up 2.4% from the prior quarter and 3.0% year-over-year
●	Routine noninterest expense, which excludes ORE and intangible amortization, totaled $97.2 million, down 1.0% and 1.9% from the prior quarter and year-over-year, respectively

Gerard R. Host, President and CEO, stated, “We made significant achievements in 2015.  Throughout the year, we realigned the expense base and reallocated cost savings into areas such as technology, including enhanced performance measurements systems and myTrustmark℠, our new consumer mobile banking service.  We also continued to invest in higher-growth markets via new banking centers and loan production offices, while also retaining additional relationship managers.  The initial results of these investments are evident in this past year’s results, but ultimately we anticipate their impact to be greater over time.  As we look forward in 2016, we will continue to manage the franchise for the long term by expanding and building sustainable relationships, an ideal that has worked for the past 126 years.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management
●	Loans held for investment expanded $641.9 million, or 10.0%, in 2015
●	Average noninterest-bearing deposits in 2015 increased 2.6% and represented 28.9% of average total deposits
●	Solid capital base provides flexibility to support additional growth

Loans held for investment totaled $7.1 billion at December 31, 2015, an increase of 4.4% from the prior quarter and 10.0% from the same period one year earlier.  Compared to the prior quarter, loans secured by nonfarm, nonresidential real estate expanded $132.0 million, resulting from growth in Texas, Alabama, Mississippi and Florida.  Commercial and industrial loans increased $72.9 million as growth in Texas, Tennessee and Alabama, more than offset declines in Mississippi and Florida.  Loans to state and other political subdivisions increased $57.1 million, led principally by growth in Mississippi and Texas.  Construction, land development and other land loans expanded $39.3 million, driven primarily by growth in construction loans.

Acquired loans totaled $390.4 million at December 31, 2015, down $28.8 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $7.5 billion at December 31, 2015, up $271.0 million, or 3.8%, from the prior quarter.

Deposits totaled $9.6 billion at December 31, 2015, an increase of $175.8 million from the prior quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60% of deposits in checking accounts and a total cost of deposits of 0.13%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.26% for the fourth quarter of 2015.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At December 31, 2015, Trustmark’s tangible equity to tangible assets ratio was 8.79%, while its total risk-based capital ratio was 14.07%.  Tangible book value per share was $15.98 at December 31, 2015, up 5.6% year-over-year.

Credit Quality
●	Solid improvement in criticized and classified loan balances
●	Nonperforming loans and other real estate decreased 30.3% and 16.6%, respectively, in 2015
●	Allowance for loan losses represented 210.32% of nonperforming loans, excluding impaired loans

Criticized and classified loan balances continued to reflect steady improvement.  Relative to the prior quarter, criticized and classified loan balances decreased 8.0% and 3.4%, respectively.  Compared to levels one year earlier, criticized and classified loan balances decreased 15.8% and 18.6%, respectively.

Nonperforming loans totaled $55.3 million at December 31, 2015, down 9.5% from the prior quarter and 30.3% year-over-year.  Other real estate totaled $77.2 million, reflecting an 8.1% linked-quarter decrease and a 16.6% year-over-year reduction.  Collectively, nonperforming assets totaled $132.5 million, reflecting a linked-quarter and year-over-year decrease of 8.7% and 22.9%, respectively.

Allocation of Trustmark's $67.6 million allowance for loan losses represented 1.05% of commercial loans and 0.66% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.95% at December 31, 2015, representing a level management considers commensurate with the inherent risk in the loan portfolio.  In aggregate, the allowance for both held for investment and acquired loan losses represented 1.06% of total loans, which include held for investment and acquired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
●	Net interest income (FTE) excluding acquired loans in 2015 totaled $357.0 million, up 3.7%, from the prior year
●	Noninterest income for the year totaled $173.1 million, reflecting in part growth from investments in insurance and mortgage businesses
●	Insurance revenue in 2015 totaled $36.4 million, the highest level in Trustmark’s history
●	Mortgage loan production volume in 2015 totaled $1.5 billion, up 24.3% from the prior year

Revenue in the fourth quarter totaled $139.1 million, down 3.1% from the prior quarter, reflecting in part a seasonal reduction in noninterest income.  Net interest income (FTE) in the fourth quarter totaled $104.2 million, resulting in a net interest margin of 3.74%.  Compared to the prior quarter, net interest income (FTE) increased $2.5 million primarily the result of growth in interest income (FTE) from both the held for sale and held for investment loan portfolios as well as the securities portfolio.  The yield on acquired loans in the fourth quarter totaled 11.74% and included recoveries from settlement of debt of $5.4 million, which represented approximately 5.33% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin in the fourth quarter remained at 3.43%.  Net interest income (FTE) in 2015 totaled $408.2 million, resulting in a net interest margin (FTE) of 3.78%; excluding acquired loans, the net interest margin (FTE) was 3.46%.

Noninterest income totaled $39.3 million in the fourth quarter, down from the prior quarter primarily as a result of seasonally lower mortgage banking revenues and insurance commissions, as well as decreased other income.  In the fourth quarter, bank card and other fees totaled $7.2 million, up 2.8% from the prior quarter, while service charges on deposit accounts totaled $12.0 million, down 3.5% from the prior quarter.  Other income, net decreased $1.9 million linked quarter, reflecting a $932 thousand increase in partnership amortization principally due to an additional tax credit investment as well as a $909 thousand increase in FDIC indemnification asset write-downs, which resulted from decreased write-downs of covered other real estate and the re-estimation of cash flows on covered acquired loans.  Noninterest income for the year totaled $173.1 million and remained stable when compared to the prior year.

Insurance revenue in the fourth quarter totaled $8.5 million, reflecting a seasonal decrease of 14.2% from the prior quarter and an increase of 8.6% from levels one year earlier.  For the year, insurance revenue totaled $36.4 million, up 8.8% relative to the prior year.  The solid performance in 2015 reflects increased business development efforts, investments in additional producers and restructuring initiatives that supported enhanced productivity.

Wealth management revenue totaled $7.8 million in the fourth quarter, remaining stable relative to the prior quarter and down 7.4% from levels one year earlier.  The year-over-year decline is primarily attributable to decreased brokerage activity, resulting in part from volatile market conditions.  Wealth management revenue in 2015 totaled $31.4 million, down 3.0% relative to the prior year.  Despite turbulent investment markets, Trustmark remained focused on servicing clients and realigned processes to enhance productivity.

Mortgage banking revenue in the fourth quarter totaled $4.3 million, down $3.2 million from the prior quarter.  The linked-quarter decline is primarily attributable to a $2.5 million decrease in the mortgage servicing hedge ineffectiveness and a $1.6 million decrease in mark-to-market adjustments on mortgage loans held for sale.  Mortgage loan production totaled $340.0 million, a seasonal decrease of 19.1% from the prior quarter and an increase of 15.7% year-over-year.  In 2015, mortgage banking revenue totaled $30.2 million, up 21.8% from the prior year; mortgage loan production totaled $1.5 billion, up 24.3% from the prior year.  The growth in mortgage banking revenue partially reflects a continued focus on productivity and customer service enhancements as well as investments in additional mortgage-loan producers and loan-production offices.

Noninterest Expense
●	Routine noninterest expense in 2015 remained well controlled and totaled $388.9 million, partially reflecting the re-allocation of cost savings into revenue-generating areas of the corporation
●	ORE and foreclosure expense decreased $6.4 million for the year, resulting from the continued resolution of problem assets
●	Tax credit investments reduced the effective tax rate to 23.4% in 2015
●
Continued retail delivery channel optimization in 2015: consolidated eight banking centers and opened three banking centers; realigned branch staffing levels; introduced new consumer mobile banking platform, myTrustmark℠

Excluding ORE expense and intangible amortization of $1.4 million, routine noninterest expense in the fourth quarter totaled $97.2 million, a decrease of $1.0 million, or 1.0%, from comparable expenses in the prior quarter.  Salaries and benefits totaled $57.4 million in the fourth quarter, down 1.6% linked quarter and reflecting decreased insurance and mortgage-production commissions.  Services and fees declined 6.6% from the prior quarter, reflecting in part a reduction in lower communications expense and third-party consulting fees.  ORE and foreclosure expense improved from the prior quarter and provided an income benefit because of gains realized on the sale of foreclosed real estate.  Relative to 2014, routine noninterest expense remained stable at $388.9 million as savings from realigned staffing levels and technology productivity enhancements were reallocated into new loan-production offices, additional relationship managers and new mobile-banking platforms.

Trustmark continued the optimization of its retail delivery channels to enhance productivity and efficiency as well as promote additional growth.  During the fourth quarter, Trustmark opened a mortgage loan-production office in Tuscaloosa, Alabama.  In 2015, Trustmark consolidated eight branch offices across Mississippi, Tennessee, Florida and Texas, and reallocated a portion of those resources into three new branch offices across Alabama and Mississippi.  Overall, these collective efforts resulted in the consolidation of 27 branch offices and the establishment of eight new branch offices over the past three years. Trustmark is committed to developing and maintaining relationships, while supporting investments that promote profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 27, 2016, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, February 10, 2016, in archived format at the same web address or by calling (877) 344-7529, passcode 10078271.

Trustmark Corporation is a financial services company providing banking and financial solutions through 200 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2015 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2015	9/30/2015	12/31/2014	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,209,801	$2,269,763	$2,204,361	$(59,962)	-2.6%	$5,440	0.2%
Securities AFS-nontaxable	110,290	116,290	129,403	(6,000)	-5.2%	(19,113)	-14.8%
Securities HTM-taxable	1,145,397	1,151,673	1,117,989	(6,276)	-0.5%	27,408	2.5%
Securities HTM-nontaxable	35,755	36,278	42,040	(523)	-1.4%	(6,285)	-15.0%
Total securities	3,501,243	3,574,004	3,493,793	(72,761)	-2.0%	7,450	0.2%
Loans (including loans held for sale)	7,089,672	6,771,947	6,494,369	317,725	4.7%	595,303	9.2%
Acquired loans:
Noncovered loans	384,306	421,262	544,260	(36,956)	-8.8%	(159,954)	-29.4%
Covered loans	18,341	18,982	27,039	(641)	-3.4%	(8,698)	-32.2%
Fed funds sold and rev repos	1,384	1,167	1,269	217	18.6%	115	9.1%
Other earning assets	68,016	58,534	48,224	9,482	16.2%	19,792	41.0%
Total earning assets	11,062,962	10,845,896	10,608,954	217,066	2.0%	454,008	4.3%
Allowance for loan losses	(78,652)	(84,482)	(82,851)	5,830	-6.9%	4,199	-5.1%
Cash and due from banks	272,562	266,174	284,754	6,388	2.4%	(12,192)	-4.3%
Other assets	1,266,712	1,286,189	1,317,217	(19,477)	-1.5%	(50,505)	-3.8%
Total assets	$12,523,584	$12,313,777	$12,128,074	$209,807	1.7%	$395,510	3.3%

Interest-bearing demand deposits	$1,917,598	$1,915,567	$1,815,999	$2,031	0.1%	$101,599	5.6%
Savings deposits	2,963,318	3,059,183	2,963,771	(95,865)	-3.1%	(453)	0.0%
Time deposits less than $100,000	1,033,233	1,072,373	1,152,622	(39,140)	-3.6%	(119,389)	-10.4%
Time deposits of $100,000 or more	687,635	712,910	838,309	(25,275)	-3.5%	(150,674)	-18.0%
Total interest-bearing deposits	6,601,784	6,760,033	6,770,701	(158,249)	-2.3%	(168,917)	-2.5%
Fed funds purchased and repos	563,424	528,232	526,482	35,192	6.7%	36,942	7.0%
Short-term borrowings	733,365	534,931	385,841	198,434	37.1%	347,524	90.1%
Long-term FHLB advances	50,078	1,195	2,652	48,883	n/m	47,426	n/m
Subordinated notes	49,964	49,955	49,931	9	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	8,060,471	7,936,202	7,797,463	124,269	1.6%	263,008	3.4%
Noninterest-bearing deposits	2,839,894	2,771,186	2,762,332	68,708	2.5%	77,562	2.8%
Other liabilities	141,925	137,134	146,011	4,791	3.5%	(4,086)	-2.8%
Total liabilities	11,042,290	10,844,522	10,705,806	197,768	1.8%	336,484	3.1%
Shareholders' equity	1,481,294	1,469,255	1,422,268	12,039	0.8%	59,026	4.2%
Total liabilities and equity	$12,523,584	$12,313,777	$12,128,074	$209,807	1.7%	$395,510	3.3%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2015	9/30/2015	12/31/2014	$ Change	% Change	$ Change	% Change
Cash and due from banks	$277,751	$220,052	$315,973	$57,699	26.2%	$(38,222)	-12.1%
Fed funds sold and rev repos	250	-	1,885	250	n/m	(1,635)	-86.7%
Securities available for sale	2,345,422	2,382,822	2,374,567	(37,400)	-1.6%	(29,145)	-1.2%
Securities held to maturity	1,187,818	1,178,440	1,170,685	9,378	0.8%	17,133	1.5%
Loans held for sale (LHFS)	160,189	173,679	132,196	(13,490)	-7.8%	27,993	21.2%
Loans held for investment (LHFI)	7,091,385	6,791,643	6,449,469	299,742	4.4%	641,916	10.0%
Allowance for loan losses	(67,619)	(65,607)	(69,616)	(2,012)	3.1%	1,997	-2.9%
Net LHFI	7,023,766	6,726,036	6,379,853	297,730	4.4%	643,913	10.1%
Acquired loans:
Noncovered loans	372,711	400,528	525,783	(27,817)	-6.9%	(153,072)	-29.1%
Covered loans	17,700	18,645	23,626	(945)	-5.1%	(5,926)	-25.1%
Allowance for loan losses, acquired loans	(11,992)	(12,185)	(12,059)	193	-1.6%	67	-0.6%
Net acquired loans	378,419	406,988	537,350	(28,569)	-7.0%	(158,931)	-29.6%
Net LHFI and acquired loans	7,402,185	7,133,024	6,917,203	269,161	3.8%	484,982	7.0%
Premises and equipment, net	195,656	196,558	200,781	(902)	-0.5%	(5,125)	-2.6%
Mortgage servicing rights	74,007	69,809	64,358	4,198	6.0%	9,649	15.0%
Goodwill	366,156	365,500	365,500	656	0.2%	656	0.2%
Identifiable intangible assets	27,546	30,129	33,234	(2,583)	-8.6%	(5,688)	-17.1%
Other real estate, excluding covered other real estate	77,177	83,955	92,509	(6,778)	-8.1%	(15,332)	-16.6%
Covered other real estate	1,651	2,865	6,060	(1,214)	-42.4%	(4,409)	-72.8%
FDIC indemnification asset	738	1,749	6,997	(1,011)	-57.8%	(6,259)	-89.5%
Other assets	562,350	551,694	568,685	10,656	1.9%	(6,335)	-1.1%
Total assets	$12,678,896	$12,390,276	$12,250,633	$288,620	2.3%	$428,263	3.5%

Deposits:
Noninterest-bearing	$2,998,694	$2,787,454	$2,748,635	$211,240	7.6%	$250,059	9.1%
Interest-bearing	6,589,536	6,624,950	6,949,723	(35,414)	-0.5%	(360,187)	-5.2%
Total deposits	9,588,230	9,412,404	9,698,358	175,826	1.9%	(110,128)	-1.1%
Fed funds purchased and repos	441,042	534,204	443,543	(93,162)	-17.4%	(2,501)	-0.6%
Short-term borrowings	412,617	709,845	425,077	(297,228)	-41.9%	(12,460)	-2.9%
Long-term FHLB advances	501,155	1,173	1,253	499,982	n/m	499,902	n/m
Subordinated notes	49,969	49,961	49,936	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	150,970	144,077	150,670	6,893	4.8%	300	0.2%
Total liabilities	11,205,839	10,913,520	10,830,693	292,319	2.7%	375,146	3.5%
Common stock	14,076	14,076	14,060	-	0.0%	16	0.1%
Capital surplus	361,467	360,494	356,244	973	0.3%	5,223	1.5%
Retained earnings	1,142,908	1,130,766	1,092,120	12,142	1.1%	50,788	4.7%
Accum other comprehensive
loss, net of tax	(45,394)	(28,580)	(42,484)	(16,814)	58.8%	(2,910)	6.8%
Total shareholders' equity	1,473,057	1,476,756	1,419,940	(3,699)	-0.3%	53,117	3.7%
Total liabilities and equity	$12,678,896	$12,390,276	$12,250,633	$288,620	2.3%	$428,263	3.5%

n/m - percentage changes greater than +/- 100% are considered not meaningful
See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2015	9/30/2015	12/31/2014	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$74,383	$72,951	$70,775	$1,432	2.0%	$3,608	5.1%
Interest and fees on acquired loans	11,910	11,607	13,500	303	2.6%	(1,590)	-11.8%
Interest on securities-taxable	21,149	20,264	21,694	885	4.4%	(545)	-2.5%
Interest on securities-tax exempt-FTE	1,565	1,609	1,814	(44)	-2.7%	(249)	-13.7%
Interest on fed funds sold and rev repos	4	2	3	2	100.0%	1	33.3%
Other interest income	402	392	384	10	2.6%	18	4.7%
Total interest income-FTE	109,413	106,825	108,170	2,588	2.4%	1,243	1.1%
Interest on deposits	3,000	3,147	3,382	(147)	-4.7%	(382)	-11.3%
Interest on fed funds pch and repos	274	205	184	69	33.7%	90	48.9%
Other interest expense	1,987	1,811	1,510	176	9.7%	477	31.6%
Total interest expense	5,261	5,163	5,076	98	1.9%	185	3.6%
Net interest income-FTE	104,152	101,662	103,094	2,490	2.4%	1,058	1.0%
Provision for loan losses, LHFI	3,043	2,514	(1,393)	529	21.0%	4,436	n/m
Provision for loan losses, acquired loans	997	1,256	1,179	(259)	-20.6%	(182)	-15.4%
Net interest income after provision-FTE	100,112	97,892	103,308	2,220	2.3%	(3,196)	-3.1%
Service charges on deposit accounts	11,961	12,400	12,514	(439)	-3.5%	(553)	-4.4%
Insurance commissions	8,501	9,906	7,831	(1,405)	-14.2%	670	8.6%
Wealth management	7,831	7,790	8,460	41	0.5%	(629)	-7.4%
Bank card and other fees	7,156	6,964	6,712	192	2.8%	444	6.6%
Mortgage banking, net	4,287	7,443	5,918	(3,156)	-42.4%	(1,631)	-27.6%
Other, net	(466)	1,470	596	(1,936)	n/m	(1,062)	n/m
Nonint inc-excl sec gains (losses), net	39,270	45,973	42,031	(6,703)	-14.6%	(2,761)	-6.6%
Security gains (losses), net	-	-	-	-	n/m	-	n/m
Total noninterest income	39,270	45,973	42,031	(6,703)	-14.6%	(2,761)	-6.6%
Salaries and employee benefits	57,366	58,270	57,159	(904)	-1.6%	207	0.4%
Services and fees	13,717	14,691	14,401	(974)	-6.6%	(684)	-4.7%
Net occupancy-premises	6,304	6,580	6,632	(276)	-4.2%	(328)	-4.9%
Equipment expense	6,105	5,877	5,911	228	3.9%	194	3.3%
FDIC assessment expense	2,614	2,559	2,669	55	2.1%	(55)	-2.1%
ORE/Foreclosure expense	(518)	3,385	3,240	(3,903)	n/m	(3,758)	n/m
Other expense	13,032	12,198	14,420	834	6.8%	(1,388)	-9.6%
Total noninterest expense	98,620	103,560	104,432	(4,940)	-4.8%	(5,812)	-5.6%
Income before income taxes and tax eq adj	40,762	40,305	40,907	457	1.1%	(145)	-0.4%
Tax equivalent adjustment	4,334	4,056	4,179	278	6.9%	155	3.7%
Income before income taxes	36,428	36,249	36,728	179	0.5%	(300)	-0.8%
Income taxes	8,570	7,819	8,655	751	9.6%	(85)	-1.0%
Net income	$27,858	$28,430	$28,073	$(572)	-2.0%	$(215)	-0.8%

Per share data
Earnings per share - basic	$0.41	$0.42	$0.42	$(0.01)	-2.4%	$(0.01)	-2.4%

Earnings per share - diluted	$0.41	$0.42	$0.42	$(0.01)	-2.4%	$(0.01)	-2.4%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,557,991	67,557,395	67,445,721

Diluted	67,734,109	67,707,456	67,633,637

Period end shares outstanding	67,559,128	67,557,395	67,481,992

OTHER FINANCIAL DATA
Return on equity	7.46%	7.68%	7.83%
Return on average tangible equity	10.61%	10.96%	11.40%
Return on assets	0.88%	0.92%	0.92%
Interest margin - Yield - FTE	3.92%	3.91%	4.05%
Interest margin - Cost	0.19%	0.19%	0.19%
Net interest margin - FTE	3.74%	3.72%	3.86%
Efficiency ratio (1)	66.03%	67.87%	69.16%
Full-time equivalent employees	2,941	2,963	3,060

STOCK PERFORMANCE
Market value-Close	$23.04	$23.17	$24.54
Book value	$21.80	$21.86	$21.04
Tangible book value	$15.98	$16.00	$15.13

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2015 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2015	9/30/2015	12/31/2014	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,776	$1,306	$852	$470	36.0%	$924	n/m
Florida	5,180	7,444	11,091	(2,264)	-30.4%	(5,911)	-53.3%
Mississippi (2)	40,754	44,955	57,129	(4,201)	-9.3%	(16,375)	-28.7%
Tennessee (3)	5,106	4,911	5,819	195	4.0%	(713)	-12.3%
Texas	2,496	2,515	4,452	(19)	-0.8%	(1,956)	-43.9%
Total nonaccrual loans	55,312	61,131	79,343	(5,819)	-9.5%	(24,031)	-30.3%
Other real estate
Alabama	21,578	23,822	21,196	(2,244)	-9.4%	382	1.8%
Florida	29,579	30,374	35,324	(795)	-2.6%	(5,745)	-16.3%
Mississippi (2)	14,312	13,180	17,397	1,132	8.6%	(3,085)	-17.7%
Tennessee (3)	9,974	9,840	10,292	134	1.4%	(318)	-3.1%
Texas	1,734	6,739	8,300	(5,005)	-74.3%	(6,566)	-79.1%
Total other real estate	77,177	83,955	92,509	(6,778)	-8.1%	(15,332)	-16.6%
Total nonperforming assets	$132,489	$145,086	$171,852	$(12,597)	-8.7%	$(39,363)	-22.9%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,300	$9,224	$2,764	$(6,924)	-75.1%	$(464)	-16.8%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$21,812	$15,165	$25,943	$6,647	43.8%	$(4,131)	-15.9%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2015	9/30/2015	12/31/2014	$ Change	% Change	$ Change	% Change
Beginning Balance	$65,607	$71,166	$70,134	$(5,559)	-7.8%	$(4,527)	-6.5%
Provision for loan losses	3,043	2,514	(1,393)	529	21.0%	4,436	n/m
Charge-offs	(3,781)	(11,406)	(3,174)	7,625	-66.9%	(607)	19.1%
Recoveries	2,750	3,333	4,049	(583)	-17.5%	(1,299)	-32.1%
Net (charge-offs) recoveries	(1,031)	(8,073)	875	7,042	-87.2%	(1,906)	n/m
Ending Balance	$67,619	$65,607	$69,616	$2,012	3.1%	$(1,997)	-2.9%

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,453	$(70)	$283	$1,523	n/m	$1,170	n/m
Florida	(1,357)	(1,430)	(66)	73	-5.1%	(1,291)	n/m
Mississippi (2)	1,842	4,221	(3,065)	(2,379)	-56.4%	4,907	n/m
Tennessee (3)	182	(1,050)	1,993	1,232	n/m	(1,811)	-90.9%
Texas	923	843	(538)	80	9.5%	1,461	n/m
Total provision for loan losses	$3,043	$2,514	$(1,393)	$529	21.0%	$4,436	n/m

NET CHARGE-OFFS (4)
Alabama	$422	$163	$92	$259	n/m	$330	n/m
Florida	(389)	(1,090)	(226)	701	-64.3%	(163)	72.1%
Mississippi (2)	925	7,391	(880)	(6,466)	-87.5%	1,805	n/m
Tennessee (3)	188	448	325	(260)	-58.0%	(137)	-42.2%
Texas	(115)	1,161	(186)	(1,276)	n/m	71	-38.2%
Total net charge-offs (recoveries)	$1,031	$8,073	$(875)	$(7,042)	-87.2%	$1,906	n/m

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.06%	0.47%	-0.05%
Provision for loan losses/average loans	0.17%	0.15%	-0.09%
Nonperforming loans/total loans (incl LHFS)	0.76%	0.88%	1.21%
Nonperforming assets/total loans (incl LHFS)	1.83%	2.08%	2.61%
Nonperforming assets/total loans (incl LHFS) +ORE	1.81%	2.06%	2.57%
ALL/total loans (excl LHFS)	0.95%	0.97%	1.08%
ALL-commercial/total commercial loans	1.05%	1.07%	1.23%
ALL-consumer/total consumer and home mortgage loans	0.66%	0.67%	0.67%
ALL/nonperforming loans	122.25%	107.32%	87.74%
ALL/nonperforming loans -
(excl impaired loans)	210.32%	206.72%	180.95%

CAPITAL RATIOS
Total equity/total assets	11.62%	11.92%	11.59%
Tangible equity/tangible assets	8.79%	9.01%	8.62%
Tangible equity/risk-weighted assets	11.68%	12.24%	12.17%
Tier 1 leverage ratio	10.03%	10.09%	9.63%
Tier 1 common risk-based capital ratio - BASEL I	-	-	12.75%
Common equity tier 1 capital ratio - BASEL III	12.57%	13.00%	-
Tier 1 risk-based capital ratio	13.21%	13.66%	13.47%
Total risk-based capital ratio	14.07%	14.66%	14.56%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Conslidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2015 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Securities AFS-taxable	$2,209,801	$2,269,763	$2,255,485	$2,190,344	$2,204,361	$2,231,507	$2,187,258
Securities AFS-nontaxable	110,290	116,290	120,330	127,623	129,403	118,579	136,532
Securities HTM-taxable	1,145,397	1,151,673	1,143,273	1,119,979	1,117,989	1,140,182	1,120,886
Securities HTM-nontaxable	35,755	36,278	38,173	41,405	42,040	37,883	39,975
Total securities	3,501,243	3,574,004	3,557,261	3,479,351	3,493,793	3,528,151	3,484,651
Loans (including loans held for sale)	7,089,672	6,771,947	6,554,739	6,561,430	6,494,369	6,745,970	6,250,151
Acquired loans:
Noncovered loans	384,306	421,262	462,418	502,534	544,260	442,248	635,890
Covered loans	18,341	18,982	20,574	23,593	27,039	20,354	30,212
Fed funds sold and rev repos	1,384	1,167	557	217	1,269	835	3,638
Other earning assets	68,016	58,534	41,242	46,368	48,224	53,613	40,828
Total earning assets	11,062,962	10,845,896	10,636,791	10,613,493	10,608,954	10,791,171	10,445,370
Allowance for loan losses	(78,652)	(84,482)	(84,331)	(81,993)	(82,851)	(82,361)	(79,621)
Cash and due from banks	272,562	266,174	272,292	290,251	284,754	275,246	316,843
Other assets	1,266,712	1,286,189	1,288,507	1,303,552	1,317,217	1,286,139	1,345,438
Total assets	$12,523,584	$12,313,777	$12,113,259	$12,125,303	$12,128,074	$12,270,195	$12,028,030

Interest-bearing demand deposits	$1,917,598	$1,915,567	$1,924,447	$1,847,374	$1,815,999	$1,901,478	$1,837,496
Savings deposits	2,963,318	3,059,183	3,226,380	3,252,586	2,963,771	3,124,393	3,116,251
Time deposits less than $100,000	1,033,233	1,072,373	1,101,477	1,139,912	1,152,622	1,086,417	1,211,242
Time deposits of $100,000 or more	687,635	712,910	751,129	785,715	838,309	734,020	892,571
Total interest-bearing deposits	6,601,784	6,760,033	7,003,433	7,025,587	6,770,701	6,846,308	7,057,560
Fed funds purchased and repos	563,424	528,232	497,606	421,206	526,482	503,077	435,324
Short-term borrowings	733,365	534,931	128,761	256,714	385,841	415,081	173,759
Long-term FHLB advances	50,078	1,195	1,213	1,243	2,652	13,533	6,837
Subordinated notes	49,964	49,955	49,947	49,939	49,931	49,951	49,919
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,060,471	7,936,202	7,742,816	7,816,545	7,797,463	7,889,806	7,785,255
Noninterest-bearing deposits	2,839,894	2,771,186	2,772,741	2,741,945	2,762,332	2,781,682	2,711,727
Other liabilities	141,925	137,134	143,201	129,844	146,011	138,057	132,103
Total liabilities	11,042,290	10,844,522	10,658,758	10,688,334	10,705,806	10,809,545	10,629,085
Shareholders' equity	1,481,294	1,469,255	1,454,501	1,436,969	1,422,268	1,460,650	1,398,945
Total liabilities and equity	$12,523,584	$12,313,777	$12,113,259	$12,125,303	$12,128,074	$12,270,195	$12,028,030

PERIOD END BALANCES	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Cash and due from banks	$277,751	$220,052	$255,050	$335,244	$315,973
Fed funds sold and rev repos	250	-	-	-	1,885
Securities available for sale	2,345,422	2,382,822	2,446,383	2,381,459	2,374,567
Securities held to maturity	1,187,818	1,178,440	1,190,161	1,184,554	1,170,685
Loans held for sale (LHFS)	160,189	173,679	147,539	150,365	132,196
Loans held for investment (LHFI)	7,091,385	6,791,643	6,447,073	6,413,876	6,449,469
Allowance for loan losses	(67,619)	(65,607)	(71,166)	(71,321)	(69,616)
Net LHFI	7,023,766	6,726,036	6,375,907	6,342,555	6,379,853
Acquired loans:
Noncovered loans	372,711	400,528	447,160	478,172	525,783
Covered loans	17,700	18,645	19,239	20,271	23,626
Allowance for loan losses, acquired loans	(11,992)	(12,185)	(12,629)	(11,837)	(12,059)
Net acquired loans	378,419	406,988	453,770	486,606	537,350
Net LHFI and acquired loans	7,402,185	7,133,024	6,829,677	6,829,161	6,917,203
Premises and equipment, net	195,656	196,558	196,220	198,039	200,781
Mortgage servicing rights	74,007	69,809	71,422	62,903	64,358
Goodwill	366,156	365,500	365,500	365,500	365,500
Identifiable intangible assets	27,546	30,129	32,042	31,250	33,234
Other real estate, excluding covered other real estate	77,177	83,955	90,748	90,175	92,509
Covered other real estate	1,651	2,865	3,755	4,794	6,060
FDIC indemnification asset	738	1,749	2,632	4,743	6,997
Other assets	562,350	551,694	551,319	540,977	568,685
Total assets	$12,678,896	$12,390,276	$12,182,448	$12,179,164	$12,250,633

Deposits:
Noninterest-bearing	$2,998,694	$2,787,454	$2,819,171	$2,936,875	$2,748,635
Interest-bearing	6,589,536	6,624,950	6,973,003	6,970,115	6,949,723
Total deposits	9,588,230	9,412,404	9,792,174	9,906,990	9,698,358
Fed funds purchased and repos	441,042	534,204	477,462	523,187	443,543
Short-term borrowings	412,617	709,845	201,744	50,570	425,077
Long-term FHLB advances	501,155	1,173	1,204	1,222	1,253
Subordinated notes	49,969	49,961	49,953	49,944	49,936
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	150,970	144,077	147,646	139,311	150,670
Total liabilities	11,205,839	10,913,520	10,732,039	10,733,080	10,830,693
Common stock	14,076	14,076	14,076	14,076	14,060
Capital surplus	361,467	360,494	359,533	358,583	356,244
Retained earnings	1,142,908	1,130,766	1,117,993	1,103,077	1,092,120
Accum other comprehensive
loss, net of tax	(45,394)	(28,580)	(41,193)	(29,652)	(42,484)
Total shareholders' equity	1,473,057	1,476,756	1,450,409	1,446,084	1,419,940
Total liabilities and equity	$12,678,896	$12,390,276	$12,182,448	$12,179,164	$12,250,633

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2015 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Interest and fees on LHFS & LHFI-FTE	$74,383	$72,951	$71,546	$69,658	$70,775	$288,538	$276,775
Interest and fees on acquired loans	11,910	11,607	12,557	15,078	13,500	51,152	76,736
Interest on securities-taxable	21,149	20,264	19,731	19,586	21,694	80,730	80,148
Interest on securities-tax exempt-FTE	1,565	1,609	1,688	1,789	1,814	6,651	7,491
Interest on fed funds sold and rev repos	4	2	2	-	3	8	23
Other interest income	402	392	392	393	384	1,579	1,524
Total interest income-FTE	109,413	106,825	105,916	106,504	108,170	428,658	442,697
Interest on deposits	3,000	3,147	3,204	3,247	3,382	12,598	15,323
Interest on fed funds pch and repos	274	205	179	143	184	801	550
Other interest expense	1,987	1,811	1,614	1,649	1,510	7,061	5,673
Total interest expense	5,261	5,163	4,997	5,039	5,076	20,460	21,546
Net interest income-FTE	104,152	101,662	100,919	101,465	103,094	408,198	421,151
Provision for loan losses, LHFI	3,043	2,514	1,033	1,785	(1,393)	8,375	1,211
Provision for loan losses, acquired loans	997	1,256	825	347	1,179	3,425	6,171
Net interest income after provision-FTE	100,112	97,892	99,061	99,333	103,308	396,398	413,769
Service charges on deposit accounts	11,961	12,400	11,920	11,085	12,514	47,366	48,671
Insurance commissions	8,501	9,906	9,401	8,616	7,831	36,424	33,468
Wealth management	7,831	7,790	7,758	7,990	8,460	31,369	32,343
Bank card and other fees	7,156	6,964	7,416	6,762	6,712	28,298	32,966
Mortgage banking, net	4,287	7,443	9,481	8,965	5,918	30,176	24,780
Other, net	(466)	1,470	(433)	(1,055)	596	(484)	614
Nonint inc-excl sec gains (losses), net	39,270	45,973	45,543	42,363	42,031	173,149	172,842
Security gains (losses), net	-	-	-	-	-	-	300
Total noninterest income	39,270	45,973	45,543	42,363	42,031	173,149	173,142
Salaries and employee benefits	57,366	58,270	57,393	57,169	57,159	230,198	226,694
Services and fees	13,717	14,691	15,005	14,121	14,401	57,534	56,598
Net occupancy-premises	6,304	6,580	6,243	6,191	6,632	25,318	26,468
Equipment expense	6,105	5,877	5,903	5,974	5,911	23,859	23,860
FDIC assessment expense	2,614	2,559	2,615	2,940	2,669	10,728	10,197
ORE/Foreclosure expense	(518)	3,385	921	1,115	3,240	4,903	11,321
Other expense	13,032	12,198	12,186	11,706	14,420	49,122	53,867
Total noninterest expense	98,620	103,560	100,266	99,216	104,432	401,662	409,005
Income before income taxes and tax eq adj	40,762	40,305	44,338	42,480	40,907	167,885	177,906
Tax equivalent adjustment	4,334	4,056	3,970	4,073	4,179	16,433	15,815
Income before income taxes	36,428	36,249	40,368	38,407	36,728	151,452	162,091
Income taxes	8,570	7,819	9,766	9,259	8,655	35,414	38,529
Net income	$27,858	$28,430	$30,602	$29,148	$28,073	$116,038	$123,562

Per share data
Earnings per share - basic	$0.41	$0.42	$0.45	$0.43	$0.42	$1.72	$1.83

Earnings per share - diluted	$0.41	$0.42	$0.45	$0.43	$0.42	$1.71	$1.83

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	67,557,991	67,557,395	67,556,825	67,525,791	67,445,721	67,549,611	67,433,942

Diluted	67,734,109	67,707,456	67,685,449	67,639,326	67,633,637	67,691,821	67,594,010

Period end shares outstanding	67,559,128	67,557,395	67,557,395	67,556,591	67,481,992	67,559,128	67,481,992

OTHER FINANCIAL DATA
Return on equity	7.46%	7.68%	8.44%	8.23%	7.83%	7.94%	8.83%
Return on average tangible equity	10.61%	10.96%	12.05%	11.86%	11.40%	11.36%	12.97%
Return on assets	0.88%	0.92%	1.01%	0.97%	0.92%	0.95%	1.03%
Interest margin - Yield - FTE	3.92%	3.91%	3.99%	4.07%	4.05%	3.97%	4.24%
Interest margin - Cost	0.19%	0.19%	0.19%	0.19%	0.19%	0.19%	0.21%
Net interest margin - FTE	3.74%	3.72%	3.81%	3.88%	3.86%	3.78%	4.03%
Efficiency ratio (1)	66.03%	67.87%	66.00%	66.46%	69.16%	66.60%	66.07%
Full-time equivalent employees	2,941	2,963	2,989	3,038	3,060

STOCK PERFORMANCE
Market value-Close	$23.04	$23.17	$24.98	$24.28	$24.54
Book value	$21.80	$21.86	$21.47	$21.41	$21.04
Tangible book value	$15.98	$16.00	$15.58	$15.53	$15.13

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2015 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Nonaccrual loans
Alabama	$1,776	$1,306	$713	$902	$852
Florida	5,180	7,444	7,892	8,179	11,091
Mississippi (2)	40,754	44,955	52,051	52,145	57,129
Tennessee (3)	5,106	4,911	5,468	4,197	5,819
Texas	2,496	2,515	2,314	11,585	4,452
Total nonaccrual loans	55,312	61,131	68,438	77,008	79,343
Other real estate
Alabama	21,578	23,822	21,849	21,795	21,196
Florida	29,579	30,374	31,059	34,746	35,324
Mississippi (2)	14,312	13,180	14,094	15,143	17,397
Tennessee (3)	9,974	9,840	9,707	10,072	10,292
Texas	1,734	6,739	14,039	8,419	8,300
Total other real estate	77,177	83,955	90,748	90,175	92,509
Total nonperforming assets	$132,489	$145,086	$159,186	$167,183	$171,852

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,300	$9,224	$1,771	$1,413	$2,764

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$21,812	$15,165	$11,987	$7,584	$25,943

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES(4)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Beginning Balance	$65,607	$71,166	$71,321	$69,616	$70,134	$69,616	$66,448
Provision for loan losses	3,043	2,514	1,033	1,785	(1,393)	8,375	1,211
Charge-offs	(3,781)	(11,406)	(4,278)	(3,004)	(3,174)	(22,469)	(13,226)
Recoveries	2,750	3,333	3,090	2,924	4,049	12,097	15,183
Net (charge-offs) recoveries	(1,031)	(8,073)	(1,188)	(80)	875	(10,372)	1,957
Ending Balance	$67,619	$65,607	$71,166	$71,321	$69,616	$67,619	$69,616

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,453	$(70)	$623	$761	$283	$2,767	$2,544
Florida	(1,357)	(1,430)	(1,168)	1,833	(66)	(2,122)	(5,726)
Mississippi (2)	1,842	4,221	2,046	(2,729)	(3,065)	5,380	6,474
Tennessee (3)	182	(1,050)	(483)	1,432	1,993	81	1,045
Texas	923	843	15	488	(538)	2,269	(3,126)
Total provision for loan losses	$3,043	$2,514	$1,033	$1,785	$(1,393)	$8,375	$1,211

NET CHARGE-OFFS (4)
Alabama	$422	$163	$216	$144	$92	$945	$403
Florida	(389)	(1,090)	539	(28)	(226)	(968)	(3,364)
Mississippi (2)	925	7,391	1,028	143	(880)	9,487	1,776
Tennessee (3)	188	448	105	(216)	325	525	459
Texas	(115)	1,161	(700)	37	(186)	383	(1,231)
Total net charge-offs (recoveries)	$1,031	$8,073	$1,188	$80	$(875)	$10,372	$(1,957)

CREDIT QUALITY RATIOS (1)
Net charge-offs/average loans	0.06%	0.47%	0.07%	0.00%	-0.05%	0.15%	-0.03%
Provision for loan losses/average loans	0.17%	0.15%	0.06%	0.11%	-0.09%	0.12%	0.02%
Nonperforming loans/total loans (incl LHFS)	0.76%	0.88%	1.04%	1.17%	1.21%
Nonperforming assets/total loans (incl LHFS)	1.83%	2.08%	2.41%	2.55%	2.61%
Nonperforming assets/total loans (incl LHFS) +ORE	1.81%	2.06%	2.38%	2.51%	2.57%
ALL/total loans (excl LHFS)	0.95%	0.97%	1.10%	1.11%	1.08%
ALL-commercial/total commercial loans	1.05%	1.07%	1.30%	1.30%	1.23%
ALL-consumer/total consumer and home mortgage loans	0.66%	0.67%	0.59%	0.61%	0.67%
ALL/nonperforming loans	122.25%	107.32%	103.99%	92.62%	87.74%
ALL/nonperforming loans -
(excl impaired loans)	210.32%	206.72%	192.60%	205.52%	180.95%

CAPITAL RATIOS
Total equity/total assets	11.62%	11.92%	11.91%	11.87%	11.59%
Tangible equity/tangible assets	8.79%	9.01%	8.93%	8.91%	8.62%
Tangible equity/risk-weighted assets	11.68%	12.24%	12.34%	12.34%	12.17%
Tier 1 leverage ratio	10.03%	10.09%	10.14%	9.99%	9.63%
Tier 1 common risk-based capital ratio - BASEL I	-	-	-	-	12.75%
Common equity tier 1 capital ratio - BASEL III	12.57%	13.00%	13.28%	13.14%	-
Tier 1 risk-based capital ratio	13.21%	13.66%	13.97%	13.83%	13.47%
Total risk-based capital ratio	14.07%	14.66%	15.07%	14.92%	14.56%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2015 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$-	$-	$-	$-	$100
U.S. Government agency obligations
Issued by U.S. Government agencies	68,135	71,282	74,409	78,115	79,656
Issued by U.S. Government sponsored agencies	281	23,016	33,009	33,076	32,818
Obligations of states and political subdivisions	138,609	147,794	151,322	160,154	162,258
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	25,812	26,651	20,651	12,010	12,427
Issued by FNMA and FHLMC	225,542	177,411	185,651	195,470	204,441
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,582,860	1,630,402	1,662,476	1,646,710	1,661,833
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	279,226	279,609	290,398	225,826	189,334
Asset-backed securities and structured financial products	24,957	26,657	28,467	30,098	31,700
Total securities available for sale	$2,345,422	$2,382,822	$2,446,383	$2,381,459	$2,374,567

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$101,782	$101,578	$101,374	$101,171	$100,971
Obligations of states and political subdivisions	55,892	56,661	56,978	62,928	63,505
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	17,363	17,783	18,265	18,861	19,115
Issued by FNMA and FHLMC	10,368	10,669	10,965	11,341	11,437
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	820,012	808,763	838,989	842,827	834,176
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	182,401	182,986	163,590	147,426	141,481
Total securities held to maturity	$1,187,818	$1,178,440	$1,190,161	$1,184,554	$1,170,685

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At December 31, 2015, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive loss in the accompanying balance sheet totaled approximately $34.0 million ($21.0 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 94% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Loans secured by real estate:
Construction, land development and other land loans	$824,723	$785,472	$682,444	$691,657	$619,877
Secured by 1-4 family residential properties	1,649,501	1,638,639	1,637,933	1,613,993	1,634,397
Secured by nonfarm, nonresidential properties	1,736,476	1,604,453	1,567,035	1,516,895	1,553,193
Other real estate secured	211,228	225,523	240,056	233,322	253,787
Commercial and industrial loans	1,343,211	1,270,277	1,219,684	1,228,788	1,270,350
Consumer loans	169,135	169,509	165,215	161,535	167,964
State and other political subdivision loans	734,615	677,539	574,265	614,330	602,727
Other loans	422,496	420,231	360,441	353,356	347,174
LHFI	7,091,385	6,791,643	6,447,073	6,413,876	6,449,469
Allowance for loan losses	(67,619)	(65,607)	(71,166)	(71,321)	(69,616)
Net LHFI	$7,023,766	$6,726,036	$6,375,907	$6,342,555	$6,379,853

ACQUIRED NONCOVERED LOANS BY TYPE	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Loans secured by real estate:
Construction, land development and other land loans	$41,623	$45,299	$50,867	$51,363	$58,309
Secured by 1-4 family residential properties	86,950	96,870	101,027	111,830	116,920
Secured by nonfarm, nonresidential properties	135,626	146,614	168,698	177,210	202,323
Other real estate secured	23,860	23,816	25,666	26,819	27,813
Commercial and industrial loans	55,075	57,748	73,732	81,261	88,256
Consumer loans	5,641	6,295	7,273	8,494	9,772
Other loans	23,936	23,886	19,897	21,195	22,390
Noncovered loans	372,711	400,528	447,160	478,172	525,783
Allowance for loan losses	(11,259)	(11,417)	(11,927)	(11,106)	(10,541)
Net noncovered loans	$361,452	$389,111	$435,233	$467,066	$515,242

ACQUIRED COVERED LOANS BY TYPE	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Loans secured by real estate:
Construction, land development and other land loans	$1,021	$966	$904	$1,447	$1,197
Secured by 1-4 family residential properties	10,058	10,546	11,080	11,200	13,180
Secured by nonfarm, nonresidential properties	4,638	5,363	5,206	5,844	7,672
Other real estate secured	1,286	1,511	1,622	1,469	1,096
Commercial and industrial loans	624	205	371	255	277
Consumer loans	-	-	-	-	-
Other loans	73	54	56	56	204
Covered loans	17,700	18,645	19,239	20,271	23,626
Allowance for loan losses	(733)	(768)	(702)	(731)	(1,518)
Net covered loans	$16,967	$17,877	$18,537	$19,540	$22,108

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2015 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)
	December 31, 2015
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$824,723	$125,498	$55,546	$313,173	$44,043	$286,463
Secured by 1-4 family residential properties	1,649,501	58,893	49,176	1,409,421	112,529	19,482
Secured by nonfarm, nonresidential properties	1,736,476	218,852	165,992	807,331	145,551	398,750
Other real estate secured	211,228	18,581	5,954	108,176	17,807	60,710
Commercial and industrial loans	1,343,211	107,549	12,763	702,876	220,294	299,729
Consumer loans	169,135	18,059	2,871	128,357	17,038	2,810
State and other political subdivision loans	734,615	45,559	27,361	513,481	24,784	123,430
Other loans	422,496	26,617	19,335	288,698	42,783	45,063
Loans	$7,091,385	$619,608	$338,998	$4,271,513	$624,829	$1,236,437

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$49,906	$6,655	$20,054	$16,671	$2,164	$4,362
Development	54,174	8,760	4,210	25,451	764	14,989
Unimproved land	109,681	8,799	18,485	43,945	18,698	19,754
1-4 family construction	155,008	30,226	9,317	75,090	1,826	38,549
Other construction	455,954	71,058	3,480	152,016	20,591	208,809
Construction, land development and other land loans	$824,723	$125,498	$55,546	$313,173	$44,043	$286,463

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$215,549	$51,801	$36,545	$69,580	$19,122	$38,501
Office	216,832	31,277	31,794	74,840	7,275	71,646
Nursing homes/assisted living	95,170	-	-	89,716	5,454	-
Hotel/motel	149,813	33,468	22,200	38,257	32,668	23,220
Industrial	70,422	7,053	8,493	9,994	3,949	40,933
Health care	24,515	530	871	23,111	3	-
Convenience stores	16,783	233	-	10,855	1,121	4,574
Other	186,930	20,452	17,992	80,627	3,902	63,957
Total income producing loans	976,014	144,814	117,895	396,980	73,494	242,831

Owner-occupied:
Office	119,550	9,506	20,902	59,584	8,971	20,587
Churches	93,227	8,049	2,267	45,311	28,212	9,388
Industrial warehouses	129,216	5,049	4,117	63,085	10,840	46,125
Health care	118,931	19,632	7,905	60,774	10,428	20,192
Convenience stores	81,653	6,787	1,798	47,007	2,802	23,259
Retail	29,568	2,482	5,648	15,884	2,822	2,732
Restaurants	28,214	2,466	1,768	22,624	-	1,356
Auto dealerships	10,842	8,246	105	2,491	-	-
Other	149,261	11,821	3,587	93,591	7,982	32,280
Total owner-occupied loans	760,462	74,038	48,097	410,351	72,057	155,919
Loans secured by nonfarm, nonresidential properties	$1,736,476	$218,852	$165,992	$807,331	$145,551	$398,750

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2015 ($ in thousands) (unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Securities – taxable	2.50%	2.35%	2.33%	2.40%	2.59%	2.39%	2.42%
Securities – nontaxable	4.25%	4.18%	4.27%	4.29%	4.20%	4.25%	4.24%
Securities – total	2.57%	2.43%	2.42%	2.49%	2.67%	2.48%	2.52%
Loans - LHFI & LHFS	4.16%	4.27%	4.38%	4.31%	4.32%	4.28%	4.43%
Acquired loans	11.74%	10.46%	10.43%	11.62%	9.38%	11.06%	11.52%
Loans - total	4.57%	4.65%	4.79%	4.85%	4.73%	4.71%	5.11%
FF sold & rev repo	1.15%	0.68%	1.44%	0.00%	0.94%	0.96%	0.63%
Other earning assets	2.34%	2.66%	3.81%	3.44%	3.16%	2.95%	3.73%
Total earning assets	3.92%	3.91%	3.99%	4.07%	4.05%	3.97%	4.24%

Interest-bearing deposits	0.18%	0.18%	0.18%	0.19%	0.20%	0.18%	0.22%
FF pch & repo	0.19%	0.15%	0.14%	0.14%	0.14%	0.16%	0.13%
Other borrowings	0.88%	1.11%	2.68%	1.81%	1.20%	1.31%	1.94%
Total interest-bearing liabilities	0.26%	0.26%	0.26%	0.26%	0.26%	0.26%	0.28%

Net interest margin	3.74%	3.72%	3.81%	3.88%	3.86%	3.78%	4.03%
Net interest margin excluding acquired loans	3.43%	3.43%	3.49%	3.47%	3.54%	3.46%	3.52%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the fourth quarter of 2015, the net interest margin included $902 thousand of yield maintenance payments on prepaid securities.  The net interest margin, excluding acquired loans and the yield maintenance payments on prepaid securities, totaled 3.40% during the fourth quarter of 2015.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $2.0 million compared to a net positive ineffectiveness of $61 thousand for the quarters ended December 31, 2015 and 2014, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Years Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Mortgage servicing income, net	$5,126	$4,906	$4,696	$4,897	$4,814	$19,625	$18,619
Change in fair value-MSR from runoff	(2,091)	(2,636)	(2,587)	(2,213)	(1,999)	(9,527)	(8,566)
Gain on sales of loans, net	4,656	4,479	5,114	3,716	2,910	17,965	10,770
Other, net	(1,433)	215	206	1,245	132	233	904
Mortgage banking income before hedge ineffectiveness	6,258	6,964	7,429	7,645	5,857	28,296	21,727
Change in fair value-MSR from market changes	2,010	(4,141)	6,076	(2,368)	(4,142)	1,577	(7,203)
Change in fair value of derivatives	(3,981)	4,620	(4,024)	3,688	4,203	303	10,256
Net (negative) positive hedge ineffectiveness	(1,971)	479	2,052	1,320	61	1,880	3,053
Mortgage banking, net	$4,287	$7,443	$9,481	$8,965	$5,918	$30,176	$24,780

During the first quarter of 2015, Trustmark exercised its option to repurchase approximately $28.5 million of delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are subject to guarantees by FHA/VA.  As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6). The transaction resulted in a gain of $304 thousand, which was recorded during the first quarter of 2015 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2015 ($ in thousands) (unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Partnership amortization for tax credit purposes	$(3,015)	$(2,083)	$(2,480)	$(2,472)	$(2,806)	$(10,050)	$(11,824)
(Decrease) Increase in FDIC indemnification asset	(827)	82	(1,798)	(970)	(735)	(3,513)	(2,874)
Increase in life insurance cash surrender value	1,667	1,687	1,673	1,675	1,693	6,702	7,340
Other miscellaneous income	1,709	1,784	2,172	712	2,444	6,377	7,972
Total other, net	$(466)	$1,470	$(433)	$(1,055)	$596	$(484)	$614

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the fourth quarter of 2015, other noninterest income included a net downward adjustment of the FDIC indemnification asset of $827 thousand on acquired covered loans and covered other real estate obtained from the Heritage Banking Group primarily as a result of decreases in write-downs of covered other real estate when compared to the third quarter of 2015.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
Loan expense	$3,356	$3,416	$3,342	$2,721	$3,312	$12,835	$12,953
Amortization of intangibles	1,927	1,942	1,959	1,991	2,123	7,819	8,756
Other miscellaneous expense	7,749	6,840	6,885	6,994	8,985	28,468	32,158
Total other expense	$13,032	$12,198	$12,186	$11,706	$14,420	$49,122	$53,867

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2015 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	12/31/2015	12/31/2014
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity			$1,481,294	$1,469,255	$1,454,501	$1,436,969	$1,422,268	$1,460,650	$1,398,945
Less:	Goodwill		(365,945)	(365,500)	(365,500)	(365,500)	(365,500)	(365,613)	(367,281)
	Identifiable intangible assets		(28,851)	(31,144)	(30,385)	(32,398)	(34,411)	(30,686)	(37,651)
Total average tangible equity			$1,086,498	$1,072,611	$1,058,616	$1,039,071	$1,022,357	$1,064,351	$994,013

PERIOD END BALANCES
Total shareholders' equity			$1,473,057	$1,476,756	$1,450,409	$1,446,084	$1,419,940
Less:	Goodwill		(366,156)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(27,546)	(30,129)	(32,042)	(31,250)	(33,234)
Total tangible equity		(a)	$1,079,355	$1,081,127	$1,052,867	$1,049,334	$1,021,206

TANGIBLE ASSETS
Total assets			$12,678,896	$12,390,276	$12,182,448	$12,179,164	$12,250,633
Less:	Goodwill		(366,156)	(365,500)	(365,500)	(365,500)	(365,500)
	Identifiable intangible assets		(27,546)	(30,129)	(32,042)	(31,250)	(33,234)
Total tangible assets		(b)	$12,285,194	$11,994,647	$11,784,906	$11,782,414	$11,851,899

Risk-weighted assets		(c)	$9,242,902	$8,831,355	$8,530,144	$8,503,102	$8,387,799

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income			$27,858	$28,430	$30,602	$29,148	$28,073	$116,038	$123,562
Plus:	Intangible amortization net of tax		1,191	1,199	1,210	1,229	1,312	4,829	5,410
Net income adjusted for intangible amortization			$29,049	$29,629	$31,812	$30,377	$29,385	$120,867	$128,972

Period end common shares outstanding		(d)	67,559,128	67,557,395	67,557,395	67,556,591	67,481,992

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)			10.61%	10.96%	12.05%	11.86%	11.40%	11.36%	12.97%
Tangible equity/tangible assets		(a)/(b)	8.79%	9.01%	8.93%	8.91%	8.62%
Tangible equity/risk-weighted assets		(a)/(c)	11.68%	12.24%	12.34%	12.34%	12.17%
Tangible book value		(a)/(d)*1,000	$15.98	$16.00	$15.58	$15.53	$15.13

TIER 1 COMMON RISK-BASED CAPITAL - BASEL I
Total shareholders' equity							$1,419,940
Eliminate qualifying AOCI							42,484
Qualifying tier 1 capital							60,000
Disallowed goodwill							(365,500)
Adj to goodwill allowed for deferred taxes							15,855
Other disallowed intangibles							(33,234)
Disallowed servicing intangible							(6,436)
Disallowed deferred taxes							(3,479)
Total tier 1 capital							1,129,630
Less:	Qualifying tier 1 capital						(60,000)
Total tier 1 common capital		(e)					$1,069,630

Tier 1 common risk-based capital ratio		(e)/(c)					12.75%

COMMON EQUITY TIER 1 CAPITAL (CET1) - BASEL III
Total shareholders' equity			$1,473,057	$1,476,756	$1,450,409	$1,446,084
AOCI-related adjustments			45,394	28,580	41,193	29,652
CET1 adjustments and deductions:
	Goodwill net of associated deferred tax liabilities (DTLs)		(348,873)	(348,587)	(348,940)	(349,292)
	Other adjustments and deductions for CET1 (2)		(7,980)	(8,888)	(9,568)	(9,104)
	CET1 capital	(f)	1,161,598	1,147,861	1,133,094	1,117,340
	Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000
	Less: additional tier 1 capital deductions		(1,063)	(1,287)	(1,571)	(1,762)
	Additional tier 1 capital		58,937	58,713	58,429	58,238
	Tier 1 capital		$1,220,535	$1,206,574	$1,191,523	$1,175,578

Common equity tier 1 capital ratio		(f)/(c)	12.57%	13.00%	13.28%	13.14%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

Trustmark
Banking and Financial Solutions

Fourth Quarter & Fiscal Year 2015 Financial Results

January 26, 2016

TRMK Corporate Office

Building a Premier Regional Financial Services Organization

Fourth Quarter & Fiscal Year 2015 Financial Results January 26, 2016 Building a Premier Regional Financial Services Organization

Forward–Looking Statements * Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Fourth Quarter and 2015 Highlights * Source: Company reports A year of significant achievements; Q4-15 EPS of $0.41 and 2015 EPS of $1.71 At December 31, 2015: Total Assets $12.7 billion Total Loans (HFI & Acquired) $7.5 billion Total Deposits $9.6 billion Banking Centers 200 2015: Net Income $116.0 million EPS – Diluted $1.71 Dividends / Share $0.92 ROATE 11.36% ROAA 0.95% Tangible Equity / Tangible Assets 8.79% Total Risk-Based Capital Ratio 14.07% Profitable Revenue Generation Loans held for investment increased $299.7 million, or 4.4%, from the prior quarter and $641.9 million, or 10.0%, for the year Revenue excluding interest income on acquired loans increased $12.0 million, or 2.4%, in 2015 Net interest income (FTE) excluding acquired loans increased $12.6 million, or 3.7%, during the year Insurance and mortgage banking revenue in 2015 increased 8.8% and 21.8%, respectively Performance of acquired loans continued to exceed expectations, providing capital to support additional growth Process Improvement and Expense Management Routine noninterest expense remained well controlled at $97.2 million, down 1.0% and 1.9% from the prior quarter and year-over-year, respectively Continued realignment of retail delivery channels in 2015 Consolidated eight banking centers and opened three new banking centers Introduced new consumer mobile banking platform, myTrustmark℠ Credit Quality Continued solid credit performance; criticized and classified loan balances declined relative to the prior quarter and comparable period one year earlier Nonperforming assets declined 8.7% linked quarter and 22.9% year-over-year

Low-Cost Deposit Base

Deposit Market Share Rank – Counties (1)

Top 3
62% of Served Markets

Top 5
75% of Served Markets

Deposit Mix – Average Balance

($ in millions)

$9,533
$9,768
$9,776
$9,531
$9,442
29%
28%
28%
29%
30%
71%
72%
72%
71%
70%
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Interest-bearing
Noninterest-bearing

Deposit Mix by Type – Q4-15 Ending Balance

($ in millions)

Time Deposits, $1,680
18%
Savings, $716
7%
Nonint.-Bearing DDA, $2,999
31%
MMDA, $1,544
16%
28%
Interest Checking, $2,649

Total Deposits at December 31, 2015 – $9,588

4

Trustmark
Banking and Financial Solutions

Total Deposits at December 31, 2015 – $9,588 Source: Company reports (1) Source: FDIC via SNL Financial; data as of 6/30/15 (2) Source: SNL Financial; Peer Group as defined in Trustmark’s 2015 Proxy Statement; data exclude SUSQ which was acquired by BB&T Low-Cost Deposit Base ($ in millions) ($ in millions) Cost of Deposits 0.14% 0.13% 0.13% 0.13% 0.13% Peer Median (2) 0.18% 0.20% 0.20% 0.21% N/A Strength of franchise reflected by market-leadership rankings and low cost of deposits, with nearly 60% of deposits in checking accounts Average deposits in the fourth quarter totaled $9.4 billion; cost of deposits of 13 bps Noninterest-bearing deposits represented 30.1% of average deposits in the fourth quarter Well diversified deposit base serves as an excellent, low-cost source of funds Deposit Mix – Average Balance Deposit Mix by Type – Q4-15 Ending Balance Noninterest-bearing 29% 28% 28% 29% 30% Interest-bearing 71% 72% 72% 71% 70% 31% 28% 16% 18% 7% * Deposit Market Share Rank – Counties (1) Top 3 62% of Served Markets Top 5 75% of Served Markets

Credit Risk Management

Continued solid credit performance

Other Real Estate

($ in millions)

$93
$90
$91
$84
$77
Dollar Change:
($3)
$1
($7)
($7)
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15

Allowance for Loan Losses

($ in millions)

$82
$83
$84
$78
$80
181%
206%
193%
207%
210%
1.17%
1.20%
1.21%
1.08%
1.06%
Q4-14
Q1-15
Q2-15
Q3-15
Q4-15
ALL(1)
ALL / Total Loans(1)
ALL / Nonperforming Loans (excl. Impaired Loans)

5

Trustmark
Banking and Financial Solutions

Credit Risk Management Source: Company reports Noted: Unless noted otherwise, credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement (1) ALL includes allowances for both held for investment and acquired loans; total loans include held for investment and acquired loans ($ in millions) Other Real Estate Allowance for Loan Losses * Continued solid credit performance Dollar Change: ($3) $1 ($7) ($7) 181% ($ in millions) Criticized loan balances declined 8.0% from the prior quarter and 15.8% from the same quarter one year earlier; classified loan balances declined 3.4% linked quarter and 18.6% year-over-year Nonperforming assets decreased $12.6 million, or 8.7%, from the prior quarter and $39.4 million, or 22.9%, year-over-year The linked-quarter and full-year reduction in nonperforming assets was driven by both a reduction in balances of nonaccrual loans and total other real estate Allowance for loan losses represented 210.32% of nonperforming loans, excluding impaired loans Allowance for both held for investment and acquired loan losses represented 1.06% of total loans(1) 206% 193% 207% 210%

Loans Held for Investment Portfolio

Loans HFI by Type

($ in millions)		Change	
Type	12/31/15 Balance	Linked Quarter	Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 825	$ 39	$ 205
Secured by 1-4 family residential prop.	1,650	11	15
Secured by nonfarm, nonresidential prop.	1,736	132	183
Other real estate secured	211	(14)	(42)
Commercial and industrial loans	1,343	73	73
Consumer loans	169	-	1
State and other political subdivision loans	735	57	132
Other loans	422	2	75
Loans HFI	$ 7,091	$ 300	$ 642

Loans HFI by Region

($ in millions)

$251 or 68%
$369
$620
($7) or (2%)
$346
$339
$48 or 1%
$4,223
$4,271
$104 or 20%
$521
$625
$245 or 25%
$991
$1,236
AL
FL
MS
TN
TX
2014 End-of-Period Balance
2015 End-of-Period Balance

Source: Company reports

6

Trustmark Banking and Financial Solutions

$251 or 68% $104 or 20% Source: Company reports $48 or 1% $245 or 25% ($7) or (2%) Loans Held for Investment Portfolio ($ in millions) * Loans held for investment (“HFI”) increased $299.7 million, or 4.4%, to $7.1 billion from the prior quarter; year-over-year, loans HFI increased $641.9 million, or 10.0% Growth in Alabama, Texas, Tennessee and Mississippi, was partially offset by nominal reductions in Florida Linked-quarter increase in construction, land development and other land loans was primarily driven by growth in construction loans Total energy sector exposure of $415.7 million with outstanding balances of $212.6 million at December 31, 2015 Trustmark has no loan exposure in which the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves No nonperforming or nonaccrual energy loans as of December 31, 2015 Maintaining share in legacy markets, while expanding in higher-growth markets Loans HFI by Region ($ in millions) $4,271 Loans HFI by Type

Acquired Loan Portfolio

Performance of acquired loans

Interest Income & Impairment – Acquired Loans

($ in thousands)	Q4-14	Q1-15	Q2-15	Q3-15	Q4-15
Acq. loan accretion / int.	$ 11,509	$ 11,195	$ 8,975	$ 6,844	$ 6,500
Acq. recoveries	1,991	3,883	3,582	4,763	5,410
Interest income on acq. loans	$ 13,500	$ 15,078	$ 12,557	$ 11,607	$ 11,910
Provision for acq. loan losses	$ 1,179	$ 347	$ 825	$ 1,256	$ 997
Net acq. loan contribution [1]	$ 12,321	$ 14,731	$ 11,732	$ 10,351	$ 10,913
Acq. loan yield	8.00%	8.63%	7.46%	6.17%	6.41%
Acq. loan recoveries yield	1.38%	2.99%	2.97%	4.29%	5.33%
Total yield on acq. loans	9.38%	11.62%	10.43%	10.46%	11.74%

Acquired Loans

($ in millions)

$549
$498
$466
$419
$390
Dollar Change:
($51)
($32)
($47)
($29)
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15

Source: Company reports

Accretable Yield

($ in millions)

$77
$70
$64
$56
$53
Dollar Change:
($7)
($6)
($8)
($3)
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15

7

Trustmark
Banking and Financial Solutions

Performance of acquired loans Source: Company reports ($ in millions) Acquired Loan Portfolio Acquired Loans Acquired loan yield in the fourth quarter totaled 11.74% and included recoveries from settlement of debt of $5.4 million, which represented approximately 5.33% of the total yield on acquired loans We expect the yield on acquired loans (excl. recoveries) for the first quarter to be in the 5.5% - 6.5% range, reflecting our most recent re-estimation of cash flows Based upon most recent cash flow analyses, acquired loan balances (excl. any settlement of debt) are anticipated to decline approximately $25 to $30 million during the first quarter Accretable Yield ($ in millions) Dollar Change: ($51) ($32) Interest Income & Impairment – Acquired Loans (1) Net interest income on acquired loans - Provision for acquired loan losses * ($47) ($29) ($ in thousands) Dollar Change: ($7) ($6) ($8) ($3)

Income Statement Highlights – Revenue

Net Interest Income – FTE

($ in millions)

$103
$14
$89
$101
$15
$86
$101
$13
$88
$102
$12
$90
$104
$12
$92
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

Net Interest Margin

3.86%
3.54%
3.88%
3.47%
3.81%
3.49%
3.72%
3.43%
3.74%
3.43%
Q4 - 14(1)
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15(2)
NIM
NIM (excl. acquired loans)

Source: Company reports

Noninterest Income

($ in millions)	Q4-15	% of Total	Change LQ	Change Y-o-Y
Service charges on deposit accounts	$ 12.0	30%	$ (0.4)	$ (0.6)
Insurance commissions	8.5	22%	(1.4)	0.7
Wealth management	7.8	20%	0.0	(0.6)
Bank card and other fees	7.2	18%	0.2	0.4
Mortgage banking, net	4.3	11%	(3.2)	(1.6)
Other, net	(0.5)	(1%)	(1.9)	(1.1)
Total Noninterest Income	$ 39.3	100%	$ (6.7)	$ (2.8)

8

Trustmark
Banking and Financial Solutions

Income Statement Highlights – Revenue Linked-quarter growth in net interest income (FTE) offset by seasonal reductions in noninterest income Net Interest Income – FTE Net Interest Margin Noninterest Income ($ in millions) * Net Interest Income on Acq. Loans Net Interest Income (excl. Acq. Loans) Source: Company reports Note: n/m – percentage changes greater than + / - 100% are considered not meaningful (1) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.46% (2) Net interest margin, excluding acquired loans and yield maintenance payments, totaled 3.40% (1) ($ in millions) Net interest income (FTE) excluding acquired loans in the fourth quarter totaled $92.2 million, up 2.4% from the prior quarter and 3.0% year-over-year Insurance revenue in the fourth quarter increased 8.6% year-over-year Mortgage banking revenue excluding the net hedge ineffectiveness in the fourth quarter increased 6.8% from the comparable period one year earlier Other, net decreased from the prior quarter primarily because of partnership amortization of an additional tax credit investment and FDIC indemnification asset write-downs (2)

Income Statement Highlights – Noninterest Expense

Routine noninterest expense remained well-controlled

Noninterest Expense

($ in millions)

$104
$5
$99
$99
$3
$96
$100
$3
$97
$104
$6
$98
$99
$1
$97
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15 (1)
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Full-time Equivalent Employees

(actual figures presented)

3,060
3,038
2,989
2,963
2,941
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15
Full-time Equivalent Employees

Source: Company reports

(1) Total does not foot due to rounding

9

Trustmark Banking and Financial Solutions

Income Statement Highlights – Noninterest Expense Source: Company reports (1) Total does not foot due to rounding Routine noninterest expense remained well-controlled Excluding ORE and intangible amortization of $1.4 million, noninterest expense in the fourth quarter totaled $97.2 million, a decrease of 1.0% from the prior quarter and 1.9% year-over-year Stable routine noninterest expense partially reflects the re-allocation of cost savings achieved throughout the year into revenue-generating areas of the corporation Salaries and benefits declined from the prior quarter because of decreased insurance and mortgage-production commissions ORE and foreclosure expense improved from the prior quarter and provided an income benefit because of gains realized on the sale of real estate Continued optimization of branch network in 2015 – consolidated eight branch offices and opened three new branch offices Noninterest Expense ($ in millions) * Full-time Equivalent Employees (actual figures presented) Noninterest Expense (excl. ORE and Intangible Amortization) ORE/Intangible Amortization (1)

Capital Management

Tangible Equity/Tangible Assets

8.62%
8.91%
8.93%
9.01%
8.79%
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15

Tier 1 Common Risk-based Capital Ratio

12.75%
13.14%
13.28%
13.00%
12.57%
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15

Total Risk-based Capital Ratio

14.56%
14.92%
15.07%
14.66%
14.07%
Q4 - 14
Q1 - 15
Q2 - 15
Q3 - 15
Q4 - 15

Source: Company reports

10

Trustmark Banking and Financial Solutions

Capital Management Source: Company reports Tangible equity to tangible assets ratio was 8.79%, while the total risk-based capital ratio was 14.07% in the fourth quarter Linked-quarter reduction in capital ratios principally reflects solid loan growth achieved during the quarter Solid capital base continues to provide the flexibility to support strategic growth initiatives Solid capital position reflects consistent profitability of diversified financial services businesses and provides the flexibility to support additional growth * Tangible Equity / Tangible Assets Tier 1 Common Risk-based Capital Ratio Total Risk-based Capital Ratio

Profitable revenue generation Create and expand customer relationships Loan growth Noninterest income – deposit services, wealth management, insurance and mortgage banking Business development and cross-selling Process improvement and expense management Performance Measurement Market Optimization Capital and Expense Management Leverage existing infrastructure investments Enterprise-wide analytics system Network operations center Cybersecurity and fraud detection system Strategic Priorities to Enhance Shareholder Value * Credit quality Maintain disciplined underwriting and pricing Resolution of existing problem assets Effective risk management Ensure regulatory compliance Create value-added proposition, while managing businesses more effectively Mergers and acquisitions In-market consolidation Expand to additional attractive markets Patience and discipline